SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 27, 2016

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements
Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On December 27, 2016, the Audit Committee of the Board of Directors of Citizens Community Bancorp, Inc. (the “Company”), upon the recommendation of management and after discussion with Baker Tilly Virchow Krause, LLP, the Company’s independent registered public accountants, determined that the Company’s unaudited interim and audited annual financial statements for the fiscal years ended September 30, 2014 and 2015 and the unaudited interim financial statements for the quarterly periods ended December 31, 2015, March 31, 2016 and June 30, 2016 (the “Restated Periods”), should not be relied upon due to errors identified in such financial statements related to the accrual for professional expenses for the Restated Periods. In addition, investors should no longer rely upon the preliminary earnings release for the quarterly period ended September 30, 2016, the reports of Baker Tilly Virchow Krause, LLP for the fiscal years ended September 30, 2014 and 2015, and other communications relating to these consolidated financial statements.
The prior period errors were discovered in connection with the annual audit of consolidated financial statements for the fiscal year ended September 30, 2016. Management determined that certain professional and other expense accrual items were overstated during the fiscal years ended September 30, 2014 and 2015 resulting in understatement of the Company's net income for the quarterly and annual periods ended September 20, 2014 and 2015. During the fiscal year ended September 30, 2016, management reversed these overstated accrued expenses which resulted in an overstatement of quarterly and annual net income for the year ended September 30, 2016. The Company has determined that it will provide a comprehensive restatement for all Restated Periods in the Company’s upcoming Annual Report on Form 10-K to be filed with respect to the fiscal year ended September 30, 2016. The Company expects to disclose under Item 9A to Form 10-K that its disclosure controls and procedures were not effective as of September 30, 2016 because of a material weakness in the Company’s evaluation of its expense accruals.
Remediation of the Material Weakness in Internal Control Over Financial Reporting
The Company has begun to remediate the material weakness described above, including assessing the need for additional remediation steps and implementing additional measures to remediate the underlying causes that gave rise to the material weakness.
The following remediation steps are among the measures currently being implemented at the time of this filing by management:

•	the addition of experienced accounting staff;

•
a thorough review of the finance and accounting departments to ensure that the areas of responsibilities are properly matched to the staff competencies and that the lines of communication and processes are as effective as possible;

•	a thorough review of the processes and procedures used in the Company’s accounting; and

•	development of a standardized method for the review, approval, and tracking of accrued expenses.
The Audit Committee has directed management to develop a plan and timetable for the implementation of the foregoing remedial measures and will monitor their implementation.
The Company believes the measures described above will remediate the control deficiencies the Company has identified and strengthen its internal control over financial reporting. The Company is committed to continuous improvement of the Company’s internal control processes and will continue to diligently review the Company’s financial reporting controls and procedures. As the Company continues to evaluate and work to improve internal control over financial reporting, the Company may determine to take additional measures to address control deficiencies or determine to modify certain of the remediation measures described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: December 29, 2016	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg
Chief Financial Officer